UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                July 26, 2007

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On July 26, 2007 TriCo Bancshares announced its quarterly earnings for the period ended June 30, 2007. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated July 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  July 30, 2007          By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated July 26, 2007

PRESS RELEASE                                      Contact:   Thomas J. Reddish
For Immediate Release                              EVP & CFO (530) 898-0300

                 TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. - (July 26, 2007) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $6,755,000 for the quarter ended June 30, 2007. This represents a 3.0% increase when compared with earnings of $6,557,000 for the quarter ended June 30, 2006. Diluted earnings per share for the quarter ended June 30, 2007 increased 2.5% to $0.41 from $0.40 for the quarter ended June 30, 2006. Total assets of the Company increased $15,871,000 (0.9%) to $1,887,027,000 at June 30, 2007 from
$1,871,156,000 at June 30, 2006. Total loans of the Company increased $51,620,000 (3.6%) to $1,507,628,000 at June 30, 2007 from $1,456,008,000 at
June 30, 2006. Total deposits of the Company decreased $3,561,000 (0.2%) to $1,510,879,000 at June 30, 2007 from $1,514,440,000 at June 30, 2006. Diluted earnings per share for the six months ended June 30, 2007 and 2006 were $0.80 and $0.80, respectively, on earnings of $13,199,000 and $13,092,000, respectively.

The improvement in results from the year-ago quarter was due to a $950,000 (4.4%) increase in fully tax-equivalent (FTE) net interest income to $22,308,000, a $54,000 (9.7%) decrease in the provision for loan losses to $500,000, and a $498,000 (7.6%) increase in noninterest income to $7,029,000.
These contributing factors were partially offset by a $1,167,000 (7.2%) increase in noninterest expense to $17,443,000 for the quarter ended June 30, 2007.

The increase in net interest income (FTE) was due to a $21,915,000 (1.3%) increase in average balances of interest-earning assets to $1,698,620,000 and a 0.15% increase in net interest margin (FTE) to 5.25%. This increase in net interest margin was mainly due to an 0.16% increase in the impact of net noninterest-bearing funds from the year-ago three month period that was partially offset by a 0.01% decrease in net interest spread as the average yield on interest-earning assets increased 0.51% while the average rate paid on interest-bearing liabilities increased 0.52% from the year-ago three month period.

The Company provided $500,000 for loan losses in the second quarter of 2007 versus $554,000 in the second quarter of 2006. During the second quarter of 2007, the Company recorded $396,000 of net loan charge offs versus $305,000 of net loan charge-offs in the year earlier quarter. The $396,000 of net loan charge-offs during the second quarter of 2007 represented 0.11% of average loan balances on an annualized basis. At June 30, 2007, the combination of the Company's allowance for loan losses ($16,999,000) and reserve for unfunded commitments ($2,040,000) represented 143% of non-performing loans net of government agency guarantees ($13,360,000). The $13,360,000 of non-performing loans net of government guarantees at June 30, 2007 represents an increase of $7,369,000 from the $5,991,000 balance of such loans at March 31, 2007. $7,175,000 of the $7,369,000 increase was related to two residential real estate construction loans to a single borrower that matured, were well secured and in the process of refinance at June 30, 2007 with an entity other than the Company. The loans were paid off in-full on July 26, 2007.

The increase in noninterest income from the year-ago quarter was mainly due to a $152,000 (4.1%) increase in service charges on deposit accounts to $3,858,000, a $150,000 (16.7%) increase in ATM fees and interchange to $1,046,000, and a $115,000 improvement in change in value of mortgage servicing rights to $73,000. The increase in service charges on deposit accounts was primarily due to growth in customer count. The increase in ATM fees and interchange was due to growth in customer count and expansion of ATM network as part of new branch openings. The improvement in change in value of mortgage servicing rights is primarily due to a slowdown in refinance activity which extends the estimated life of existing mortgages and enhances the value of the related mortgage servicing rights.

Noninterest expense for the second quarter of 2007 increased $1,167,000 (7.2%) compared to the second quarter of 2006. Salaries and benefits expense increased $1,001,000 (11.6%) to $9,619,000, mainly due to annual salary increases, and a 1.5% increase in average full time equivalent staff made up primarily of new employees at the Company's recently opened branches. Other categories of noninterest expense such as equipment, occupancy and ATM network charges also increased, in part, due to these newly opened branches. Intangible amortization decreased $228,000 (65%) to $122,000 during the second quarter of 2007 as the core deposit intangible related to the purchase of several branches in 1997 became fully amortized in the fourth quarter of 2006.

As of June 30, 2007, the Company had repurchased 394,371 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which left 105,629 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "We are pleased with our results for the second quarter of 2007 as TriCo realized a small improvement over the second quarter of 2006 results and a nicer improvement over the first quarter of 2007 results. We continue to believe that the slowdown in real estate value appreciation and real estate activity in general is affecting both wholesale and retail banking growth rates. However, we are optimistic about the prospects of our Company as we continue to add customers and expand our franchise in a profitable manner despite the challenging interest rate environment and competitive pressures."

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 31-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 23 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 62 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                                                             TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                          (Unaudited. Dollars in thousands, except share data)
                                                                             Three months end
                                               ------------------------------------------------------------------------------
                                                    June 30,       March 31,     December 31,    September 30,     June 30,
                                                      2007           2007            2006            2006            2006
                                               ------------------------------------------------------------------------------
Statement of Income Data
Interest income                                     $31,986         $30,661         $31,545         $31,421         $29,379
Interest expense                                      9,895           9,216           9,821           9,576           8,275
Net interest income                                  22,091          21,445          21,724          21,845          21,104
Provision for loan losses                               500             482               -             235             554
Noninterest income:
      Service charges and fees                        5,375           5,061           4,940           5,056           4,956
      Other income                                    1,654           1,539           1,687           1,593           1,575
Total noninterest income                              7,029           6,600           6,627           6,649           6,531
Noninterest expense:
      Salaries and benefits                           9,619           9,742           9,405           9,276           8,618
      Intangible amortization                           122             123             350             350             350
      Provision for losses -
       unfunded commitments                              74             117               -               -              36
      Other expense                                   7,628           6,978           7,247           7,400           7,272
Total noninterest expense                            17,443          16,960          17,002          17,026          16,276
Income before taxes                                  11,177          10,603          11,349          11,233          10,805
Net income                                           $6,755          $6,444          $6,918          $6,820          $6,557
Share Data
Basic earnings per share                              $0.42           $0.41           $0.44           $0.43           $0.42
Diluted earnings per share                             0.41            0.39            0.42            0.42            0.40
Book value per common share                           11.22           10.96           10.69           10.41            9.96
Tangible book value per common share                 $10.16           $9.89           $9.60           $9.22           $8.75
Shares outstanding                               15,917,291      15,910,291      15,857,207      15,857,107      15,855,107
Weighted average shares                          15,916,313      15,878,929      15,857,166      15,855,933      15,798,565
Weighted average diluted shares                  16,463,389      16,415,845      16,396,320      16,365,858      16,388,855
Credit Quality
Non-performing loans, net of
       government agency guarantees                 $13,360          $5,991          $4,512          $4,523          $3,913
Other real estate owned                                 187             187               -               -               -
Loans charged-off                                       751             739             498             368             564
Loans recovered                                        $355            $238            $419            $233            $259
Allowance for losses to total loans(1)                1.26%           1.26%           1.24%           1.25%           1.29%
Allowance for losses to NPLs(1)                        143%            315%            416%            417%            479%
Allowance for losses to NPAs(1)                        141%            305%            416%            417%            479%
Selected Financial Ratios
Return on average total assets                        1.44%           1.38%           1.46%           1.45%           1.42%
Return on average equity                             15.11%          14.79%          16.23%          16.64%          16.68%
Average yield on loans                                7.93%           7.63%           7.81%           7.82%           7.44%
Average yield on interest-earning assets              7.58%           7.30%           7.43%           7.44%           7.07%
Average rate on interest-bearing liabilities          3.02%           2.85%           2.97%           2.86%           2.50%
Net interest margin (fully tax-equivalent)            5.25%           5.12%           5.13%           5.19%           5.10%
Total risk based capital ratio                        11.8%           11.8%           11.3%           11.1%           11.1%
Tier 1 Capital ratio                                  10.8%           10.8%           10.3%           10.1%           10.1%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.


                                                             TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                             (Unaudited. Dollars in thousands)
                                                                     Three months ended
                                             -------------------------------------------------------------------------------
                                                    June 30,       March 31,     December 31,    September 30,     June 30,
                                                      2007           2007            2006            2006            2006
                                             -------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                             $93,636         $75,263        $102,220         $78,281         $84,663
Federal funds sold                                    1,715               -             794           1,387             526
Securities, available-for-sale                      175,891         188,478         198,361         209,886         221,828
Federal Home Loan Bank Stock                          8,543           8,442           8,320           8,206           8,103
Loans
      Commercial loans                              159,822         142,083         153,105         153,705         146,952
      Consumer loans                                526,575         516,550         525,513         527,185         517,588
      Real estate mortgage loans                    687,744         687,088         679,661         661,962         642,422
      Real estate construction loans                133,487         149,893         151,600         164,307         149,046
Total loans, gross                                1,507,628       1,495,614       1,509,879       1,507,159       1,456,008
Allowance for loan losses                           (16,999)        (16,895)        (16,914)        (16,993)        (16,893)
Premises and equipment                               20,891          20,924          21,830          21,556          21,597
Cash value of life insurance                         44,346          43,941          43,536          42,991          42,571
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                     1,421           1,543           1,666           3,361           3,711
Other assets                                         34,436          33,492          34,755          32,651          33,523
Total assets                                      1,887,027       1,866,321       1,919,966       1,904,004       1,871,156
Deposits
      Noninterest-bearing demand deposits           366,321         364,401         420,025         357,754         354,576
      Interest-bearing demand deposits              226,591         235,497         230,671         229,143         235,100
      Savings deposits                              387,422         381,069         374,605         369,933         388,847
      Time certificates                             530,545         555,882         573,848         568,344         535,917
Total deposits                                    1,510,879       1,536,849       1,599,149       1,525,174       1,514,440
Federal funds purchased                              80,500          38,000          38,000         106,500          96,700
Reserve for unfunded commitments                      2,040           1,966           1,849           1,849           1,849
Other liabilities                                    28,878          32,524          30,383          28,254          24,964
Other borrowings                                     44,892          41,347          39,911          35,848          33,971
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,708,427       1,691,924       1,750,530       1,738,863       1,713,162
Total shareholders' equity                          178,600         174,397         169,436         165,141         157,994
Accumulated other
      comprehensive loss                             (4,779)         (3,988)         (4,521)         (3,607)         (5,629)
Average loans                                     1,506,913       1,490,055       1,498,040       1,477,551       1,427,735
Average interest-earning assets                   1,698,620       1,692,574       1,711,743       1,701,166       1,676,705
Average total assets                              1,871,260       1,865,448       1,890,765       1,880,029       1,850,487
Average deposits                                  1,500,733       1,534,473       1,550,979       1,501,630       1,497,571
Average total equity                               $178,836        $174,262        $170,518        $163,919        $157,232
